EXHIBIT 99.1

Splash Beverage Group Expands CannEpil® Platform into Veterinary Therapeutics, Establishing Second
FDA-Regulated Pharmaceutical Development Program

Expansion broadens CannEpil into veterinary therapeutics as Splash advances its cannabinoid pharmaceutical development platform

FORT LAUDERDALE, Fla., July 29, 2026— Splash Beverage Group, Inc. (NYSE American: SBEV) (“Splash” or the “Company”) today announced that it has expanded its exclusive global license for CannEpil® to include veterinary therapeutic applications, creating a second regulated pharmaceutical development platform alongside the Company’s existing human pharmaceutical program.

The expanded field of use grants Splash exclusive worldwide rights to develop, manufacture, commercialize, market and distribute CannEpil for veterinary diseases and conditions.

CannEpil is a proprietary pharmaceutical-grade cannabinoid formulation consisting of cannabidiol (CBD) and tetrahydrocannabinol (THC) isolates formulated in an oral liquid solution and manufactured under European Union Good Manufacturing Practice (EU-GMP) standards. Originally developed as a potential treatment for drug-resistant epilepsy, CannEpil has previously been supplied through physician-directed access programs in international markets and has been assigned an Investigational New Drug (IND) application number by the U.S. Food and Drug Administration for its human development program.

Splash intends to initially evaluate CannEpil for veterinary applications in companion-animal oncology and chronic pain management, with canine indications expected to represent the initial development focus. The Company intends to pursue U.S. regulatory approval through the FDA Center for Veterinary Medicine’s Investigational New Animal Drug (INAD) and Conditional Approval pathways.

Addressing Significant and Growing Companion-Animal Markets

The Company’s veterinary expansion positions CannEpil within two significant and growing areas of companion-animal medicine.

According to Grand View Research, the global veterinary pain management market was valued at approximately $2.6 billion in 2024 and is projected to reach approximately $3.8 billion by 2030, driven by increasing pet ownership, longer lifespans and growing demand for advanced veterinary care.

Companion-animal oncology represents another meaningful opportunity. Independent industry estimates place the global veterinary oncology market between approximately $900 million and $1.7 billion, depending on the products and services included, with continued long-term growth expected.

The underlying patient population is substantial. According to the Veterinary Cancer Society, one in four dogs will develop cancer during their lifetime, while approximately half of dogs over the age of ten will develop cancer. The U.S. National Cancer Institute estimates that approximately six million dogs are diagnosed with cancer each year in the United States.

“Expanding our exclusive CannEpil license into veterinary medicine materially broadens the value of the platform and provides access to significant companion-animal oncology and pain-management markets,” said Brady Cobb, Interim Chief Executive Officer of Splash Beverage Group. “Cancer and chronic pain affect millions of companion animals, yet treatment options remain limited in many indications. We believe CannEpil’s pharmaceutical-grade formulation warrants disciplined evaluation through the FDA veterinary process.”

Under the amendment, Splash will pay Argent BioPharma Limited a 10% royalty on net revenues generated from veterinary applications of CannEpil.

The Company is also finalizing a strategic joint venture with an established cannabinoid pharmaceutical company to lead CannEpil’s veterinary development program. The partner’s executive leadership includes experienced pharmaceutical development professionals with a demonstrated track record of advancing cannabinoid-based medicines through regulatory approval and commercialization. Splash expects to announce additional details regarding the collaboration in the near future.

Executing a Diversified Cannabinoid Health Sciences Strategy

“Our objective extends well beyond expanding the licensed field of use,” Cobb continued. “We are assembling a world-class development platform around CannEpil by partnering with experienced cannabinoid pharmaceutical executives who have successfully navigated complex regulatory pathways and helped bring cannabinoid medicines to market. We believe pairing differentiated intellectual property with proven scientific and regulatory expertise materially enhances our ability to create long-term shareholder value.”

“Splash is executing a disciplined strategy to build a diversified cannabinoid health sciences platform by commercializing existing international pharmaceutical assets, advancing FDA-regulated veterinary and human therapeutics, and developing innovative cannabinoid consumer wellness and beverage brands for global markets. The expansion of CannEpil into veterinary medicine represents another important milestone in executing that strategy and further positions Splash at the intersection of pharmaceutical innovation and cannabinoid science.”

The Company believes the expanded veterinary rights complement its broader strategy of commercializing pharmaceutical cannabinoid assets across multiple regulated healthcare markets. Actual development timelines, target indications, clinical requirements and regulatory pathways will be determined following engagement with the FDA and other applicable regulatory authorities.

There can be no assurance that CannEpil will receive Conditional Approval, full approval or any other regulatory authorization for veterinary use, or that any commercialization efforts will be successful.

About CannEpil®

CannEpil® is a proprietary pharmaceutical-grade cannabinoid formulation consisting of cannabidiol (CBD) and tetrahydrocannabinol (THC) isolates formulated in an oral liquid solution and manufactured under European Union Good Manufacturing Practice (EU-GMP) standards. Originally developed for drug-resistant epilepsy, CannEpil has previously been supplied through physician-directed access pathways in select international markets and is being advanced for additional pharmaceutical indications.

About Splash Beverage Group, Inc.

Splash Beverage Group, Inc. (NYSE American: SBEV) is a publicly traded company headquartered in Fort Lauderdale, Florida. The Company is pursuing a strategic transformation toward becoming a cannabinoid health, wellness, and biopharmaceutical platform through disciplined capital allocation, strategic investments, acquisitions, and other platform-building initiatives.

More Information

Splash Beverage Group

Contact Information

Splash Beverage Group
Info@SplashBeverageGroup.com

Media Contact

Angela Gorman
AMWPR
angela@amwpr.com
917-348-0083

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s plans to develop and commercialize CannEpil for veterinary applications; anticipated regulatory pathways, including the FDA Center for Veterinary Medicine’s Investigational New Animal Drug (INAD) and Conditional Approval processes; estimates and projections for the market for veterinary treatments including oncology and pain management uses, the completion of a proposed joint venture; the anticipated capabilities and experience of prospective development partners; the commercialization of international pharmaceutical assets; the development of additional cannabinoid therapeutics, wellness and beverage products; and the Company’s broader strategic initiatives including its strtagy of commercializing pharmaceutical cannabinoid assets across multiple regulated healthcare markets. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “potential,” “believe,” “estimate,” “forecast,” “project,” and similar words.

Forward-looking statements are based on current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results to differ materially. Actual results may differ materially from those contemplated by such forward-looking statements due to a variety of risks and uncertainties which include, among others, the possibility that the license and our efforts to develop and commercialize the licensed product do not yield the benefits anticipated or sought, the risk that we and the licensor are not able to obtain, maintain or protect intellectual property rights in the licensed product in jurisdictions in which we seek to develop and commercialize the product and that competitors market the same or similar products, our ability to negotiate ad execute a joint venture with a strategic collaborator to assist in our planned efforts in the veterinary treatment space, our need to comply with contractual obligations to maintain our rights and develop and commercialize the licensed product, our ability to raise the capital necessary to develop and commercialize the product and otherwise meet our working capital needs, our need to comply with extensive regulations including clinical testing before we can market the product in applicable jurisdictions including the U.S., our ability to recommence revenue generating activities with our limited staffing, and the status of evolving regulatory conditions within the cannabinoid and wellness industries, and our ability to regain and maintain compliance with American listing standards. There can be no assurance that CannEpil will receive regulatory approval for any indication or that any development or commercialization initiative will achieve its intended results.

Additional information concerning these and other risk factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 and the Final Prospectus on Form 424B3 filed on June 26, 2026. Any forward-looking statement made by the Company speaks only as of the date on which it is made.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Splash undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.